UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 20, 2010 (January 11, 2010)

ALTERNATIVE ENERGY DEVELOPMENT CORPORATION
(Formerly Terrasol Holdings Ltd.)
(Exact name of registrant as specified in its charter)

NEVADA	000-53836
(State or other jurisdiction of incorporation)	(Commission File No.)

17505 N 79th Ave
Suite #309
Glendale, Arizona 85308
(Address of principal executive offices and Zip Code)

(623) 776-3200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 11th, 2009, we entered into an exclusive employment agreement with J David Massey as president, chief executive officer and Chairman of the Board of Directors.

The agreement is for a term of five years beginning January 11th, 2009 and ending January 10th, 2015.  Beginning January11, 2014 and each year thereafter a new two-year Extension (“Extension”) will commence. Each Extension to the Term must be agreed upon in writing and executed by the Company and Mr. Massey no later than 5 p.m. Mountain Standard Time on October 10th, 2013 and annually thereafter.

Mr. Massey will be paid $125,000 per annum. As additional compensation, Mr. Massey is entitled to receive up to four percent (4%) of gross revenues between zero and $250,000,000.00, plus an additional three percent (3%) of gross revenues between $250,000,000.01 and $500,000,000.00, plus an additional two percent (2%) of gross revenues between $500,000,000.01 and $750,000,000.00 and 1% of gross revenues over $750,000,000.00 or Ten ($10.00) per unit acutely sold and revenue derived resulting from all e-3 Fuel Saver products including any and all Company owned and or licensed predecessors and successors thereto.

For each Employment Year during the Term, Mr. Massey is entitled to receive the difference between the Employee’s then Fixed Annual Compensation for the current Employment Year and the amount of Additional compensation, earned for the same period, as a year-end bonus in accordance with the Company’s usual bonus practices.

For each and every Employment Year during the Term of this Agreement, the combined amount Employee’s then Fixed Annual Compensation for the current Employment Year and the amount of any Additional Compensation for the same Employment Year will determine Mr. Massey’s Fixed Annual Compensation for the next Employment Year.

Mr. Massey is entitled to receive 6,000,0000 shares of common stock, upon the effective date of the agreement.

If Mr. Massey voluntarily terminates his employment with the Company or  if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 12 months of the date of this agreement, all shares granted all shares granted to him will be returned.

If Mr. Massey voluntarily terminates his employment with the Company or  if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 24 months of the date of this agreement, Four Million (4,000,000) shares granted to him will be returned.

If Mr. Massey voluntarily terminates his employment with the Company or  if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 36 months of the date of this agreement, Three Million (3,000,000) s shares granted to him will be returned.

If Mr. Massey voluntarily terminates his employment with the Company or  if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 48 months of the date of this agreement, Two Million (2,000,000) shares granted to him will be returned.

If there is a sale of all or substantially all of the assets or a merger in which the Company is not the surviving entity in which the total final value of the transaction is Thirty Five Million ($35,000,000) or greater, Mr. Massey will be entitled to receive and the Company shall issue, an additional amount of shares of common stock in the Company which would equal Five percent (5%) of the final value of the transaction.

Further, Mr. Massey will be entitled to such additional bonus, if any, as may be granted by the Board (with Mr. Massey abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of his Services under the Agreement. In addition, Mr. Massey will be entitled to six weeks paid vacation a year and will be reimbursed for business related expenses he incurs.  In the event we establish a medical, dental  and Officer and Director insurance plan, Mr. Massey will be entitled to participate therein.

A complete copy of the employment agreement is filed with this report.

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On January 11th, 2009, J David Massey was appointed as Chairman of the Board of directors and as our  president, principal executive officer, secretary and treasurer.

On the same date, Jerry Alvarez resigned as a director and as our president, principal executive officer, secretary, treasurer.

J. David Massey, J.D., LL.M., President & CEO, AEDC

Mr. Massey brings a wealth of experience to AEDC. Mr. Massey’s experiences and capabilities make him uniquely qualified to position AEDC as a leader in the fuel conservation and emissions reduction industry, both in the United States and abroad.  His combination of strategic vision, steadfast leadership and practical management style will assure that AEDC will develop and remain a strong corporate presence now and for many years to come.

From 1989 to 1995, Mr. Massey provided consulting services to small businesses, start-ups, university-related organizations and charities.  He was successful in helping these entities increase profitability through strategic capital structures, operational cost savings, improved administrative efficiencies, personnel evaluations, and improved tax strategies and structures.

From 1994 to 2000, Mr. Massey served as President and Corporate Counsel of SMS Financial Corporation in Santiago, Chile.  During his tenure at SMS, he consulted to civil governments, militaries and companies in South America in the areas of: project funding, asset disposition, and securitization of cash flows and accounts receivable.  Mr. Massey interfaced with Presidents, heads of congress, heads of central banks, ministers of finance, ministers of public works and various heads of companies in South America.  He also assisted in the drafting of foreign legislation to facilitate international financial acceptance of governmental and quasi-governmental paper.

Mr. Massey served as an attorney with Holland & Knight in Tampa. Florida from 2000 to 2002.  He drafted estate planning and probate documents; prepared successful tax appeals; and, researched sophisticated tax and estate planning issues, including business entity and structure for one of the world’s most successful sports franchises.

From 2002 to 2006, Mr. Massey was a consultant to clients at the Private Bank at Bank of America in SW Florida.  He consulted to ultra-high-net-worth clients in the areas of sophisticated investment, estate, trust, tax, insurance, charitable and financial planning.  Clients included retired CEO’s, small-to-medium sized business owners, Community Foundations and family offices of some of America’s wealthiest families. Mr. Massey provided sales training to bank officers on a regional and national level.  He also developed training materials, white papers and gave presentations to regional attorney’s groups and bank clients.

After leaving Bank of America in 2006, Mr. Massey moved to Scottsdale, Arizona to work independently with entrepreneurs and small to medium sized businesses on both a personal and business level.  Mr. Massey services included the planning and analysis of complex investment, estate tax and income tax issues and strategies for his clients and their businesses utilizing domestic and foreign entities and arrangements.  He developed sophisticated tax and estate strategies to reduce, re-characterize or delay income tax and estate tax liabilities.  He also provided analysis of the viability and taxation of highly customized derivative-based financial products.

Mr. Massey received his undergraduate and his law degree from Indiana University.  He received his Masters of Law (LL.M.) from the University of Miami.  Mr. Massey is a competitive amateur golfer, playing in both state and national tournaments.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description
10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of January, 2010.

ALTERNATIVE ENERGY DEVELOPMENT CORPORATION

BY:	J DAVID MASSEY
J David Massey
President, Principal Executive Officer, Secretary, Treasurer and member of the Board of Directors.